WHIRLPOOL CORPORATION REPORTS RESILIENT SECOND-QUARTER 2020 RESULTS, DESPITE IMPACT OF COVID-19 CRISIS

•	Delivered positive GAAP and ongoing (non-GAAP) earnings per diluted share(1) of $0.55 and $2.15, respectively, despite significant COVID-19 related disruptions.

•	Very strong North America performance, expanding EBIT margins(3) 20 basis points to 12.6%.

•	Significant demand recovery across all regions in June, resulting in year-over-year global margin expansion in the month on a GAAP and ongoing basis.

•
COVID-19 response plan to protect margins and enhance liquidity in 2020 is on track, resulting in cost takeout (including raw material savings) of approximately $100M in Q2 and a cash balance of $2.5B as of June 30, 2020.

•	Cash used in operating activities and free cash flow(4) improvement of $76M and $124M, respectively, driven by disciplined working capital management.
BENTON HARBOR, Mich., July 22, 2020 - Whirlpool Corporation (NYSE: WHR) today reported financial results for the second-quarter of 2020.

“Delivering a solid Q2 performance despite the far reaching impact of COVID-19 on our business is the result of the decisive actions we took throughout the quarter and ultimately demonstrates the resilience of our business model,” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. “While we recognize the uncertainty and volatility which lies ahead of us, we are proud of the way in which we managed through the most difficult quarter of this global crisis.”

- Marc Bitzer, Chairman and Chief Executive Officer

KEY RESULTS

Second-Quarter Results	2020	2019	Change
Net sales ($M)	$4,042	$5,186	$(1,144)	(22.1)%
Organic net sales(5) ($M)	$4,191	$4,863	$(672)	(13.8)%
GAAP net earnings available to Whirlpool ($M)	$35	$67	$(32)	(48.2)%
Ongoing EBIT(2) ($M)	$210	$363	$(153)	(42.1)%
GAAP earnings per diluted share	$0.55	$1.04	$(0.49)	(46.9)%
Ongoing earnings per diluted share(1)	$2.15	$4.01	$(1.86)	(46.4)%

CASH FLOW

Year-to-Date Cash Flow	2020 YTD	2019 YTD	Change
Cash provided by (used in) operating activities ($M)	$(745)	$(821)	9.3%
Free Cash Flow(4) ($M)	$(873)	$(997)	12.4%
QUARTERLY HIGHLIGHTS

•
Q2 GAAP net earnings margin was 0.9 percent, compared to 1.3 percent in the same prior-year period. Prior-year results were unfavorably impacted by a $79 million loss primarily related to the sale of our South Africa business, partially offset by a $53 million gain related to a Brazil indirect tax credit and certain favorable tax items.

•
Ongoing EBIT margin(2) was 5.2 percent, compared to 7.0 percent in the same prior-year period as COVID-19 related disruptions of nearly 300 basis points were mitigated by significant and decisive cost actions.

•	Strong liquidity position with a cash balance of $2.5 billion as of June 30, 2020 and approximately $2.5 billion available under committed credit facilities.

"Our strong second-quarter results are a testament to our operational strength and the perseverance of our global team,” said Jim Peters, chief financial officer of Whirlpool Corporation. “In the quarter, we delivered solid cost takeout globally and strong cash flow improvement through disciplined working capital management. The actions we took earlier this year to sustain our margins and protect our liquidity strengthened our ability to succeed through the ongoing COVID-19 pandemic and have prepared us to withstand current economic uncertainty.”

- Jim Peters, Chief Financial Officer

REGIONAL REVIEW

North America	Q2 2020	Q2 2019	Change	Change excluding currency impact
Net sales ($M)	$2,501	$2,858	(12.5)%	(12.3)%
EBIT(3) ($M)	$316	$353	(10.6)%	-

•	COVID-19 related sales impact less than other regions, with early signs of demand recovery in June.

•	Second-quarter EBIT margin(3) was 12.6 percent, compared to 12.4 percent in the same prior-year period, as strong cost discipline and reduced marketing investments offset negative demand.

Europe, Middle East and Africa	Q2 2020	Q2 2019	Change	Change excluding currency impact
Net sales ($M)	$836	$1,032	(19.0)%	(17.0)%
EBIT(3) ($M)	$(66)	$(16)	(313.1)%	-

•	Demand recovery in June resulted in net sales growth and positive EBIT for the month.

•	Second-quarter EBIT margin(3) was (7.9) percent, compared to (1.6) percent in the same prior-year period, driven by the unfavorable impact of lower volumes.

Latin America	Q2 2020	Q2 2019	Change	Change excluding currency impact
Net sales ($M)	$434	$888	(51.1)%	(39.0)%
EBIT(3) ($M)	$11	$56	(80.5)%	-

•	Organic net sales(5) decreased 4.1 percent as share gains were offset by negative Mexico demand.

•
Second-quarter EBIT margin(3) was 2.5 percent, compared to 6.3 percent in the same prior-year period, as strong cost actions were offset by lower volumes and unfavorable currency. The Latin America region's second-quarter 2019 results include $23 million of EBIT(3) related to the Embraco compressor business.

Asia	Q2 2020	Q2 2019	Change	Change excluding currency impact
Net sales ($M)	$271	$430	(37.1)%	(33.7)%
EBIT(3) ($M)	$(18)	$15	nm	-

•	Net sales significantly impacted by India shutdown in April/May with recovery across the region in June.

•	EBIT(3) declined as cost takeout actions were offset by significant demand weakness across the region.

2020 PERSPECTIVE
While the full impact of COVID-19 on future business results remains uncertain, the Company is updating its perspective on 2020:

•
Expects full-year 2020 net sales decline of approximately 10 percent to 15 percent (previously 13 percent to 18 percent) and organic net sales(5) decline of 7 percent to 12 percent (previously 10 percent to 15 percent)

•	Our COVID-19 response plan is on track to deliver over $500 million in cost takeout (including raw materials savings) in 2020 through the following actions:

◦	Capturing raw material deflation opportunities

◦	Significantly reducing structural and discretionary costs

◦	Continue to effectively and efficiently manage working capital

◦	Adjust supply chain and labor levels to match demand environment

(1)	A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings per diluted share available to Whirlpool and other important information, appears below.

(2)
A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings margin and other important information, appears below.

(3)
Segment EBIT and Ongoing Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(151) million and $(154) million for the second quarters of 2020 and 2019, respectively. Ongoing segment EBIT includes certain adjustments to segment EBIT, and a reconciliation and other important information, appears below. EMEA Q2 2019 EBIT and EBIT margin reflects ongoing results, which excludes $12 million in legacy product warranty expense.

(4)	A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.

(5)	Organic net sales reflects net sales excluding the impact of foreign currency and the Embraco divestiture.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Roxanne Warner, 269/923-2641, Investor_Relations@Whirlpool.com

About Whirlpool Corporation
Whirlpool Corporation (NYSE: WHR) is the leading kitchen and laundry appliance company in the world, with approximately $20 billion in annual sales, 77,000 employees and 59 manufacturing and technology research centers in 2019. The company markets Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and other major brand names in nearly every country throughout the world. Additional information about the company can be found at whirlpoolcorp.com.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

Whirlpool Additional Information:
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding expected net sales and organic net sales, earnings, regional profitability, restructuring charges, cash flow, order pipeline, and raw material prices, and the impact of the COVID-19 pandemic on our operations and financial condition, our ability to weather COVID-19 related economic uncertainty, sustain margins and protect liquidity, achieve net cost and raw material savings, manage working capital, capture raw material deflation opportunities, mitigate volume deleveraging, maintain credit ratings, the adequacy of our liquidity resources and financial covenant buffers during the crisis, and our recovery timing expectations, belief that Q2 2020 represents the trough of the crisis, rebound actions and growth opportunities and ability to win in the economic recovery following the crisis. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) COVID-19 pandemic-related business disruption and economic uncertainty; (2) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (3) Whirlpool's ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (4) Whirlpool's ability to maintain its reputation and brand image; (5) the ability of Whirlpool to achieve its business plans, productivity improvements, and cost control objectives, and to leverage its global operating platform, and accelerate the rate of innovation; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition and investment-related risks, including risks associated with our past acquisitions, and risks associated with our increased presence in emerging markets; (8) risks related to our international operations, including changes in foreign regulations, regulatory compliance and disruptions arising from political, legal and economic instability; (9) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (10) product liability and product recall costs; (11) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (12) our ability to attract, develop and retain executives and other qualified employees; (13) the impact of labor relations; (14) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (15) Whirlpool's ability to manage foreign currency fluctuations; (16) impacts from goodwill impairment and related charges; (17) triggering events or circumstances impacting the carrying value of our long-lived assets; (18) inventory and other asset risk; (19) the uncertain global economy and changes in economic conditions which affect demand for our products; (20) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans;

(21) changes in LIBOR, or replacement of LIBOR with an alternative reference rate; (22) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (23) the effects and costs of governmental investigations or related actions by third parties; and (24) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The number one major appliance manufacturer in the world claim is based on most recently available publicly reported annual revenues among leading appliance manufacturers.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars, except per share data)

	Three Months Ended		Six Months Ended
	2020	2019	2020	2019
Net sales	$4,042	$5,186	$8,367	$9,946
Expenses
Cost of products sold	3,411	4,254	7,036	8,202
Gross margin	631	932	1,331	1,744
Selling, general and administrative	421	584	841	1,089
Intangible amortization	15	18	30	36
Restructuring costs	118	60	123	86
(Gain) loss on sale and disposal of businesses	—	79	—	79
Operating profit	77	191	337	454
Other (income) expense
Interest and sundry (income) expense	(15)	(63)	(16)	(193)
Interest expense	49	52	92	103
Earnings before income taxes	43	202	261	544
Income tax expense (benefit)	18	130	89	(2)
Net earnings	25	72	172	546
Less: Net earnings (loss) available to noncontrolling interests	(10)	5	(15)	8
Net earnings available to Whirlpool	$35	$67	$187	$538
Per share of common stock
Basic net earnings available to Whirlpool	$0.55	$1.04	$2.98	$8.42
Diluted net earnings available to Whirlpool	$0.55	$1.04	$2.97	$8.35
Dividends declared	$1.20	$1.20	$2.40	$2.35
Weighted-average shares outstanding (in millions)
Basic	62.4	63.8	62.6	63.9
Diluted	62.7	64.3	63.0	64.4

Comprehensive income	$9	$16	$61	$583

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	(Unaudited)
	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$2,546	$1,952
Accounts receivable, net of allowance of $135 and $132, respectively	1,998	2,198
Inventories	2,129	2,438
Prepaid and other current assets	906	810
Total current assets	7,579	7,398
Property, net of accumulated depreciation of $6,497 and $6,444, respectively	3,132	3,301
Right of use assets	905	921
Goodwill	2,433	2,440
Other intangibles, net of accumulated amortization of $618 and $593, respectively	2,178	2,225
Deferred income taxes	2,172	2,238
Other noncurrent assets	277	358
Total assets	$18,676	$18,881
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,328	4,547
Accrued expenses	633	652
Accrued advertising and promotions	510	949
Employee compensation	343	450
Notes payable	1,712	294
Current maturities of long-term debt	298	559
Other current liabilities	901	918
Total current liabilities	7,725	8,369
Noncurrent liabilities
Long-term debt	4,886	4,140
Pension benefits	485	542
Postretirement benefits	279	322
Lease liabilities	741	778
Other noncurrent liabilities	635	612
Total noncurrent liabilities	7,026	6,394
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 112 million shares issued, and 62 million and 63 million shares outstanding, respectively	112	112
Additional paid-in capital	2,822	2,806
Retained earnings	7,902	7,870
Accumulated other comprehensive loss	(2,731)	(2,618)
Treasury stock, 50 million and 49 million shares, respectively	(5,087)	(4,975)
Total Whirlpool stockholders' equity	3,018	3,195
Noncontrolling interests	907	923
Total stockholders' equity	3,925	4,118
Total liabilities and stockholders' equity	$18,676	$18,881

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars)

	Six Months Ended
	2020	2019
Operating activities
Net earnings	$172	$546
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	268	302
(Gain) loss on sale and disposal of businesses	—	79
Changes in assets and liabilities:
Accounts receivable	56	(251)
Inventories	223	(574)
Accounts payable	(982)	(182)
Accrued advertising and promotions	(414)	(180)
Accrued expenses and current liabilities	(135)	(41)
Taxes deferred and payable, net	33	(179)
Accrued pension and postretirement benefits	(27)	(39)
Employee compensation	(70)	7
Other	131	(309)
Cash provided by (used in) operating activities	(745)	(821)
Investing activities
Capital expenditures	(155)	(197)
Proceeds from sale of assets and business	27	5
Other	—	(3)
Cash provided by (used in) investing activities	(128)	(195)
Financing activities
Net proceeds from borrowings of long-term debt	1,029	697
Repayments of long-term debt	(568)	(943)
Net proceeds (repayments) from short-term borrowings	1,417	1,119
Dividends paid	(155)	(149)
Repurchase of common stock	(121)	(50)
Common stock issued	3	4
Cash provided by (used in) financing activities	1,605	678
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(138)	9
Increase (decrease) in cash, cash equivalents and restricted cash	594	(329)
Cash, cash equivalents and restricted cash at beginning of year	1,952	1,538
Cash, cash equivalents and restricted cash at end of year	$2,546	$1,209

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data)
(Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, organic net sales, adjusted effective tax rate, sales excluding currency and free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and the Embraco divestiture. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations.The Company provides free cash flow related metrics, such as free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a Non-GAAP reconciliation for its other forward-looking long-term value creation and other goals, such as organic net sales, EBIT, and gross debt/EBITDA, as such reconciliation would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT and ongoing segment EBIT as important financial metrics used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Second-Quarter 2020 Ongoing Earnings Before Interest and Taxes and Ongoing Earnings per Diluted Share

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended June 30, 2020. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 41.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 22.5%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2020
Net earnings (loss) available to Whirlpool	$35
Net earnings (loss) available to noncontrolling interests	(10)
Income tax expense (benefit)	18
Interest expense	49
Earnings before interest & taxes	$92
Net sales	$4,042
Net earnings margin	0.9%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$92	$0.55
Restructuring costs(a)	Restructuring costs	118	1.89
Income tax impact		—	(0.42)
Normalized tax rate adjustment(b)		—	0.13
Ongoing measure		$210	$2.15
Net sales		$4,042
Ongoing EBIT margin		5.2%

Note: Numbers may not reconcile due to rounding

Second-Quarter 2019 Ongoing Earnings Before Interest and Taxes and Ongoing Earnings per Diluted Share

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended June 30, 2019. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 64.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 17.5%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2019
Net earnings (loss) available to Whirlpool	$67
Net earnings (loss) available to noncontrolling interests	5
Income tax expense (benefit)	130
Interest expense	52
Earnings (loss) before interest & taxes	$254
Net sales	$5,186
Net earnings margin	1.3%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$254	$1.04
Restructuring costs(a)	Restructuring costs	60	0.93
Brazil indirect tax credit(c)	Interest and sundry (income) expense	(53)	(0.82)
Divestiture related transition costs(d)	Selling, general and administrative	11	0.18
Loss on disposal of businesses(e)	Gain (loss) on sale and disposal of businesses	79	1.24
Product warranty and liability expense(f)	Cost of goods sold	12	0.19
Income tax impact		—	(0.30)
Normalized tax rate adjustment(b)		—	1.56
Ongoing measure		$363	$4.01
Net sales		$5,186
Ongoing EBIT margin		7.0%

Note: Numbers may not reconcile due to rounding

Ongoing Segment Earnings Before Interest and Taxes

The reconciliation provided below reconciles ongoing segment EBIT with segment EBIT, for the three months ended June 30, 2020. Ongoing segment EBIT margin is calculated by dividing ongoing segment EBIT by segment net sales. Segment EBIT margin is calculated by dividing segment EBIT by segment net sales.

	Three Months Ended
	June 30, 2020
	Segment earnings (loss) before interest and taxes	Restructuring costs(a)	Ongoing segment earnings (loss) before interest and taxes
North America	$316	$—	$316
EMEA	(66)	—	(66)
Latin America	11	—	11
Asia	(18)	—	(18)
Other/Eliminations	(151)	118	(33)
Total Whirlpool Corporation	$92	$118	$210

The reconciliation provided below reconciles ongoing segment EBIT with segment EBIT, for the three months ended June 30, 2019. Ongoing segment EBIT margin is calculated by dividing ongoing segment EBIT by segment net sales. Segment EBIT margin is calculated by dividing segment EBIT by segment net sales.

	Three Months Ended
	June 30, 2019
	Segment earnings (loss) before interest and taxes	Restructuring costs(a)	Brazil indirect tax credit(c)	Divestiture related transition costs(d)	Loss on disposal of businesses(e)	Product warranty and liability expense(f)	Ongoing segment earnings (loss) before interest and taxes
North America	$353	$—	$—	$—	$—	$—	$353
EMEA	(28)	—	—	—	—	12	(16)
Latin America	56	—	—	—	—	—	56
Asia	15	—	—	—	—	—	15
Other/Eliminations	(142)	60	(53)	11	79	—	(45)
Total Whirlpool Corporation	$254	$60	$(53)	$11	$79	$12	$363

Note: Numbers may not reconcile due to rounding

Organic Net Sales

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales with reported net sales, for the twelve months ending December 31, 2020 for the Company.

Twelve Months Ending
December 31, 2020
GAAP net sales (% decline)	10% - 15%
Less: Embraco net sales	~(3)%
Organic net sales (% decline)	7% - 12%
Note: the impact of currency on net sales for future periods is not included.

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales with reported net sales, for the three months ended June 30, 2020 and June 30, 2019 for the Company.

	Three Months Ended
	June 30,
	2020	2019	Change
Net sales	$4,042	$5,186	(22.1)%
Less: Embraco net sales	—	(323)
Add-Back: currency	149	—
Organic net sales	$4,191	$4,863	(13.8)%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales with reported net sales, for the three months ended June 30, 2020 and June 30, 2019 for Whirlpool Latin America.

	Three Months Ended
	June 30,
	2020	2019	Change
Net sales	$434	$888	(51.1)%
Less: Embraco net sales	—	(323)
Add-Back: currency	108	—
Organic net sales	$542	$565	(4.1)%

Note: Numbers may not reconcile due to rounding

Footnotes:

a.
RESTRUCTURING COSTS - In 2019, these costs are primarily related to actions that right-size our EMEA business and certain other unique restructuring events, including restructuring of the Naples, Italy manufacturing plant. In 2020, these costs are primarily related to actions that right-size and reduce the fixed cost structure of our North America business and other centralized functions, attributable primarily to the current macroeconomic uncertainties caused by COVID-19.

b.
NORMALIZED TAX RATE ADJUSTMENT - During the second quarter of 2020, the Company calculated ongoing earnings per share using an adjusted tax rate of 22.5%, to reconcile to our anticipated full-year effective tax rate between 20% and 25%. During the second quarter of 2019, the Company calculated ongoing earnings per share using an adjusted tax rate of 17.5%, to reconcile to our anticipated full-year 2019 effective tax rate between 15% and 20%, which excludes the gain on sales of the Embraco compressor business, the Brazil indirect tax credit, and the sale and disposal of businesses.

c.
BRAZIL INDIRECT TAX CREDIT - During the first half of 2019, the Company received favorable, non-appealable decisions related to the recovery of certain taxes previously paid over gross sales. As a result, the Company recorded a gain in interest and sundry (income) expense during the first and second quarter of 2019 in the amount of $127 million and $53 million, respectively, in connection with these decisions.

d.
DIVESTITURE RELATED TRANSITION COSTS - During the first and second quarter of 2019, the Company recognized transition costs of approximately $6 million and $11 million, respectively, associated with the sale of its Embraco compressor business.

e.
LOSS ON DISPOSAL OF BUSINESSES - During the second quarter of 2019, the Company entered into an agreement to sell its South Africa operations. As a result, the Company recorded a charge of $35 million for the write-down of the assets of the disposal group to fair value and $33 million of cumulative foreign currency translation adjustments included in the carrying amount of the disposal group to calculate the impairment. The Company also incurred charges of approximately $11 million, primarily inventory liquidation costs, related to the exit of our domestic sales operations in Turkey. Total charges recorded in the second quarter of 2019 were approximately $79 million.

f.
PRODUCT WARRANTY AND LIABILITY EXPENSE - In September 2015, the Company recorded a liability related to a corrective action affecting certain legacy Indesit products. During the second quarter of 2019, the Company incurred approximately $12 million of additional product warranty expense related to our previously disclosed legacy Indesit dryer corrective action campaign in the UK.

Free Cash Flow

As defined by the Company, free cash flow is cash provided by (used in) operating activities after capital expenditures, proceeds from the sale of assets and businesses and changes in restricted cash. The reconciliation provided below reconciles six months ended June 30, 2020 and 2019 free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Six Months Ended
	June 30,
(millions of dollars)	2020	2019
Cash provided by (used in) operating activities	$(745)	$(821)
Capital expenditures, proceeds from sale of assets/businesses and change in restricted cash*	(128)	(176)
Free cash flow	$(873)	$(997)

Cash provided by (used in) investing activities	(128)	(195)
Cash provided by (used in) financing activities	1,605	678

*The change in restricted cash relates to the private placement funds paid by Whirlpool to acquire majority control of Whirlpool China (formerly Hefei Sanyo) and which are used to fund capital and technical resources to enhance Whirlpool China’s research and development and working capital, as required by the terms of the Hefei Sanyo acquisition completed in October 2014.

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